United States Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

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☐	Soliciting Material Pursuant to section 240.14a-12

SHARPS COMPLIANCE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 28, 2014

Dear Stockholder:

The annual meeting of stockholders of Sharps Compliance Corp. will be held on Thursday, November 20, 2014 at 10:00 a.m. in the Forum Room at the Hilton Houston Post Oak located at 2001 Post Oak Blvd., Houston, Texas, 77056.

The purpose of this letter is to make you aware of a change to our definitive proxy statement filed with the Securities and Exchange Commission on October 1, 2014 (the “Proxy Statement”) related to cash bonuses that were awarded and paid to Named Executive Officers in August 2014. We are modifying the language and presentation in the Summary Compensation Table to clarify the nature of these cash bonuses and the timing of the award, payment and recording as expense in the Company’s financial statements.

Please review the amendment to the Proxy Statement included with this letter for more information regarding the modification and for information about how you can vote or change your vote. If you have not already voted your shares, we urge that you please do so now.

Important Notice Regarding the Availability of Proxy Materials for our Stockholders Meeting to be held on November 20, 2014. This Proxy Amendment, the Proxy Statement and a copy of our Annual Report on Form 10-K for the year ended June 30, 2014 are available at:

http://investor.sharpsinc.com/annuals.cfm

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of our Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

______________________
Diana P. Diaz
Corporate Secretary

Sharps Compliance Corp.
Amendment No. 1 to Proxy Statement for 2014 Annual Meeting of Stockholders

This Amendment No. 1 (the “Proxy Amendment” or “Amendment No. 1”), dated October 28, 2014, amends the definitive proxy statement of Sharps Compliance Corp. for its 2014 Annual Meeting of Stockholders to be held on November 20, 2014 (“Proxy Statement”) which was filed with the Securities and Exchange Commission on October 1, 2014, in order to make modifications set forth below. Except as specifically set forth herein, this Amendment No. 1 does not modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the original filing of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. To the extent that information in this Proxy Amendment differs from or updates information contained in the Proxy Statement, the information in this Proxy Amendment is more current. The Proxy Statement contains important additional information. This Proxy Amendment should be read in conjunction with the Proxy Statement.

The purpose of this Proxy Amendment is to modify the language and presentation in the Summary Compensation Table to clarify the nature of cash bonuses that were awarded and paid to Named Executive Officers in August 2014 and to clarify the timing of the award, payment and recording as expense in the Company’s financial statements. Only stockholders of record of our common stock as of the close of business on September 22, 2014 are entitled to notice of, and to vote at, the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for our Stockholders Meeting to be held on November 20, 2014. This Proxy Amendment, the Proxy Statement and a copy of our Annual Report on Form 10-K for the year ended June 30, 2014 are available at:

http://investor.sharpsinc.com/annuals.cfm

Page 18 Clarification:

On page 18 of the Proxy Statement, the disclosure provided under “Compensation Discussion and Analysis - 2014 Compensation Action Related to Named Executive Officers” contains a statement related to cash bonuses paid to executive officers in August 2014. The language provided below replaces the language in the Proxy Statement in its entirety and clarifies and provides more information as to the nature and timing of cash bonuses paid to Named Executive Officers in August 2014.

2014 Compensation Actions Related to Named Executive Officers During the year ended June 30, 2014 and as detailed more in the Summary Compensation Table, the following compensation related actions occurred:
➢	Options to purchase the Company’s stock were granted to Mr. Tusa, Ms. Diaz, Mr. Beaver, Mr. Davis and Mr. Aladwani.
➢	Options to purchase the Company’s stock were granted to Mr. Beaver in conjunction with his appointment as Senior Vice President of Sales of the Company on October 21, 2013.
➢	Cash bonuses of $250,000 were awarded on a discretionary basis in August 2014. Such amounts were paid and expensed in August 2014.

Page 21 Correction and Clarification:

On page 21 of the Proxy Statement, in the “Summary Compensation Table”, cash bonuses paid to executive officers in August 2014 were shown as compensation for the fiscal year ended June 30, 2014. The “Summary Compensation Table” is being corrected to remove the bonuses from the 2014 compensation as such amounts are compensation for the fiscal year ending June 30, 2015. Further, the “Summary Compensation Table” is being amended to add note (1) to more completely describe the nature and timing of cash bonuses awarded in August 2014. The table provided below replaces the “Summary Compensation Table” in the Proxy Statement in its entirety.

The following table sets forth compensation earned by the Company's Named Executive Officers for the fiscal years ended June 30, 2014, 2013 and 2012.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($) (1)	Stock Option Awards ($) (2)		All Other Comp ($) (6)	Total

David P.Tusa
Chief Executive Officer and President	2014	$300,000		$-	$186,131		$18,469	$504,600
(Principal Executive Officer)	2013	$300,000		$-	$11,885		$18,314	$330,199
	2012	$282,692	(3)	$-	$214,625		$21,877	$519,194
Diana P. Diaz
Vice President and Chief Financial Officer	2014	$190,000		$-	$102,641		$2,850	$295,491
(Principal Financial and Accounting Officer)	2013	$190,000		$-	$3,778		$2,850	$196,628
	2012	$179,615	(4)	$-	$51,510		$1,585	$232,710
Brandon L. Beaver
Senior Vice President of Sales	2014	$192,370	(5)	$-	$177,605	(5)	$42,126	$412,101
Gregory C. Davis
Vice President of Operations	2014	$170,000		$-	$46,317		$7,896	$224,213
	2013	$170,000		$-	$7,025		$7,801	$184,826
	2012	$170,000		$-	$8,585		$7,828	$186,413
Khairan "Al" Aladwani
Vice President of Quality Control/ Assurance	2014	$170,000		$-	$46,317		$2,550	$218,867
	2013	$170,000		$-	$7,025		$2,342	$179,367
	2012	$170,000		$-	$-		$2,207	$172,207

Notes:
(1)	Bonuses are reported for the fiscal year earned even if paid in the following fiscal year. In August 2014, cash bonuses of $250,000 were awarded by the Company on a discretionary basis. Such amounts were paid and expensed in August 2014. The amounts were awarded to the following Named Executives Officers: David P. Tusa ($100,000), Diana P. Diaz ($50,000), Brandon L. Beaver ($50,000), Gregory C. Davis ($25,000) and Khairan "Al" Aladwani ($25,000).

(2)	As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB Topic 718 Stock Based Compensation. The assumptions used to determine the aggregate grant date value can be found in the Company's Form 10-K under the Notes to the Consolidated Financial Statements - Note 2. Summary of Significant Accounting Policies.
(3)	Mr. Tusa was appointed President of the Company in June 2010 and Chief Executive Officer in September 2010. Previously he served as Executive Vice President, Chief Financial Officer and Business Development of the Company. In conjunction with his appointment as President of the Company, Mr. Tusa's base salary increased from $250,000 to $275,000 effective June 14, 2010. He was elected to the Board at the Annual Meeting in November 2010. In February 2012, Mr. Tusa's base salary increased from $275,000 to $300,000.
(4)	Ms. Diaz was appointed Vice President and Chief Financial Officer of the Company in June 2010. In conjunction with her appointment, Ms. Diaz's base salary was set at $175,000 and she was granted 50,000 stock options. In February 2012, Ms. Diaz's base salary increased from $175,000 to $190,000.
(5)	Mr. Beaver was appointed Senior Vice President of Sales of the Company in October 2013. In conjunction with his appointment as Senior Vice President of Sales of the Company, Mr. Beaver's base salary increased to $210,000 and he was granted 100,000 stock options.
(6)	Amount includes the following Company-paid amounts included in all other compensation:

ALL OTHER COMPENSATION

Named Executive Officer	FY	Medical-Related Insurance Premiums	401(k) Matching Funds	Vehicle Expense	Commissions (7)	Total

David P.Tusa	2014	$5,700	$2,646	$10,123	$-	$18,469
	2013	$5,354	$4,552	$8,408	$-	$18,314
	2012	$7,807	$3,938	$10,132	$-	$21,877

Diana P. Diaz	2014	$-	$2,850	$-	$-	$2,850
	2013	$-	$2,850	$-	$-	$2,850
	2012	$-	$1,585	$-	$-	$1,585

Brandon L. Beaver	2014	$5,375	$2,895	$-	$33,856	$42,126

Gregory C. Davis	2014	$5,700	$2,196	$-	$-	$7,896
	2013	$5,354	$2,447	$-	$-	$7,801
	2012	$5,100	$2,728	$-	$-	$7,828

Khairan "Al" Aladwani	2014	$-	$2,550	$-	$-	$2,550
	2013	$-	$2,341	$-	$-	$2,341
	2012	$-	$2,207	$-	$-	$2,207

The sole purpose for filing this Amendment No. 1 is to revise the Summary Compensation Table and to more completely describe the nature and timing of cash bonuses paid to Named Executive Officers in August 2014.